BANKING FOR LIFE
114 West College Street, Murfreesboro, Tennessee 37130
Telephone: (615) 893-1234

March 15, 2004

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Cavalry Bancorp, Inc., the holding company for Cavalry Banking. The meeting will be held at Cavalry Banking’s main office located at 114 West College Street, Murfreesboro, Tennessee, on Thursday, April 22, 2004 at 10:00 a.m., local time.

The Notice of Annual Meeting of Shareholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Rayburn, Betts & Bates, P.C., the Company's independent auditors, will be present to respond to appropriate questions of shareholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

Ed C. Loughry, Jr.
Chairman of the Board and Chief Executive Officer

CAVALRY BANCORP, INC.
114 WEST COLLEGE STREET
MURFREESBORO, TENNESSEE 37130
(615) 893-1234

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 22, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Cavalry Bancorp, Inc. ("Company") will be held at the main office of Cavalry Banking located at 114 West College Street, Murfreesboro, Tennessee, on Thursday, April 22, 2004 at 10:00 a.m., local time, for the following purposes:

(1)    To elect three directors of the Company to serve for a term of three years; and

(2)    To consider and act upon such other matters as may properly come before the meeting or any adjournments thereof.

NOTE: The Board of Directors is not aware of any other business to come before the meeting.

Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date or dates to which, by original or later adjournment, the meeting may be adjourned. Only shareholders of record at the close of business on March 1, 2004 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

You are requested to complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. If you attend the meeting and wish to vote in person, you may revoke your proxy at that time and vote by ballot.

BY ORDER OF THE BOARD OF DIRECTORS

IRA B. LEWIS, JR.
CORPORATE SECRETARY

Murfreesboro, Tennessee
March 15, 2004

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT
OF
CAVALRY BANCORP, INC.
114 WEST COLLEGE STREET
MURFREESBORO, TENNESSEE 37130
(615) 893-1234

ANNUAL MEETING OF SHAREHOLDERS
APRIL 22, 2004

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cavalry Bancorp, Inc. ("Company") to be used at the Annual Meeting of Shareholders of the Company ("Meeting"). The Company is the holding company for Cavalry Banking ("Bank"). The Meeting will be held at the main office of the Bank located at 114 West College Street, Murfreesboro, Tennessee, on Thursday, April 22, 2004 at 10:00 a.m., local time. This Proxy Statement and the enclosed proxy card are being first mailed to shareholders on or about March 15, 2004.

VOTING AND PROXY PROCEDURE

Shareholders Entitled to Vote. Only shareholders of record as of the close of business on March 1, 2004 ("Voting Record Date") are entitled to vote at the Meeting and are entitled to one vote for each share of common stock ("Common Stock") of the Company then held. At the close of business on the Voting Record Date the Company had 6,834,873 shares of Common Stock issued and outstanding. The Common Stock is the only class of outstanding securities of the Company.

The Company's Charter provides that, subject to certain exceptions, record holders of the Company's Common Stock who beneficially own, either directly or indirectly, in excess of 10% of the Company's outstanding shares shall be entitled to cast only one-hundredth a vote for each share beneficially owned by such person in excess of this 10% limit. As of the date of this proxy statement, there are no record holders subject to this limitation.

If you are a beneficial owner of Common Stock held by a broker, bank or other nominee ( i.e. , in "street name"), you will need proof of ownership to be admitted to the Meeting. A recent brokerage statement, a letter from a bank, or a letter from a broker are examples of proof of ownership. If you want to vote your shares of Common Stock held in street name in person at the Meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes will be counted as shares present and entitled to vote at the Meeting for purposes of determining the existence of a quorum.

Voting. The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposal to be considered at the Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted FOR the nominees for director set forth below. If a shareholder attends the Meeting, he or she may vote by ballot.

Revocation of a Proxy . Shareholders who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later proxy prior to a vote being taken on a particular proposal at the Meeting. Attendance at the Meeting will not automatically revoke a proxy, but a shareholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

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Participants in the Cavalry Banking ESOP. If a shareholder is a participant in the Cavalry Banking Employee Stock Ownership Plan ("ESOP"), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in the participant's plan account. Each participant may direct the trustees as to the manner in which shares of Common Stock allocated to the participant's plan account are to be voted. Unallocated shares of Common Stock held by the ESOP, and allocated shares for which no voting instructions are received from participants, will be voted by the trustees in the manner directed by the majority of the participants. The deadline for returning your voting instructions to the trustees is April 22, 2004.

Vote Required. The directors to be elected at the Meeting will be elected by a plurality of the votes cast by shareholders present in person or by proxy and entitled to vote. Pursuant to the Company's Charter, shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of the votes cast.

If your Common Stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form from your broker that accompanies this proxy statement for more information on this process. If you wish to change your voting instructions after you have returned your voting instruction form to your broker or bank, you must contact your broker or bank.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Persons and groups who beneficially own in excess of 5% of the Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC"), and provide a copy to the Company, disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based on such reports, the following table sets forth, at the close of business on the Voting Record Date, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock. Management knows of no persons other than those set forth below who beneficially owned more than 5% of the outstanding shares of Common Stock at the close of business on the Voting Record Date. The table also sets forth, as of the close of business on the Voting Record Date, certain information as to shares of Common Stock beneficially owned by the Company's directors and "named executive officers" and all directors and executive officers as a group. Shares issuable upon exercise of options that are exercisable within 60 days of the Voting Record Date are considered outstanding for the purpose of calculating the percentage of outstanding shares of Common Stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual. The address of each of the Company’s directors, executive officers and benefit plans listed below is 114 West College Street, Murfreesboro, Tennessee 37130.

Name	Number of Shares Beneficially Owned (1)	Percent of Shares Outstanding

Beneficial Owners of More Than 5%

Cavalry Banking Employee Stock Ownership Plan Trust	853,979 (2)	12.5%

(table continued on following page)

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Name	Number of Shares Beneficially Owned (1)	Number of Shares That May Be Acquired Within 60 Days by Exercising Options	Percent of Shares Outstanding (5)

Directors

William Kent Coleman	13,300	7,266	0.3%
James C. Cope	47,021	14,536	0.9%
Terry G. Haynes	104,171	14,536	1.7%
William H. Huddleston, IV	41,401	7,266	0.7%
Gary Brown	101,026	14,536	1.6%
Tim J. Durham	90,751	14,536	1.5%

Named Executive Officers (3) (4)

Ed C. Loughry, Jr.	164,215	81,425	3.4%
Ronald F. Knight	130,602	64,467	2.7%
William S. Jones	63,243	14,308	1.1%
Hillard C. Gardner	39,850	10,728	0.7%
David W. Hopper	68,467	8,478	1.1%

All Executive Officers and Directors as a Group (15 persons)	1,060,128	288,245	18.9%

  In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has sole or shared voting and/or investment power with respect to such security. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess sole or shared voting and/or investment power.
  Under the terms of the ESOP, the trustees will vote unallocated shares and allocated shares for which no voting instructions are received in the manner directed by the majority of the participants. As of the Voting Record Date 492,167 shares have been allocated to participants' accounts. Cavalry Banking is the Trustee and Plan Administrator/Agent of the ESOP and has appointed the Asset Management and Trust Department of Cavalry Banking to be the Managing Agent.
  Messrs. Loughry and Knight are also directors of the Company.
  SEC regulations define the term "named executive officers" to include all individuals serving as chief executive officer during the most recently completed fiscal year, regardless of compensation level, the four most highly compensated executive officers, other than the chief executive officer, whose total annual salary and bonus for the last completed fiscal year exceeded $100,000, and up to two additional individuals for whom disclosure would have been provided pursuant to the second criterion above but for the fact that he or she was not serving as an executive officer at the end of the fiscal year. Messrs. Loughry, Knight, Jones, Gardner and Hopper were the Company's only "named executive officers" for the fiscal year ended December 31, 2003.
  Percentages with respect to each person or group of persons have been calculated on the basis of 6,834,873 shares of the Common Stock outstanding and entitled to vote as of March 1, 2004, plus the number of shares of the Common Stock which such person or group of persons has the right to acquire within 60 days after March 1, 2004 by the exercise of stock options.

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CORPORATE GOVERNANCE

General

The Company believes that good corporate governance is important to ensure that the Company and the Bank are each managed for the long-term benefit of the Company's shareholders. During the past year, the Company reviewed its policies and practices relating to corporate governance in light of the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the Securities and Exchange Commission and the new listing standards of the National Association of Securities Dealers, Inc. (the "NASD"). While the Company does not have a formal set of Corporate governance guidelines, it has historically operated its business in accordance with the highlighted standards required of a bank holding company.

Director Independence

The Board has determined that each of the following directors is an "independent director" within the meaning of the NASD's listing standards:

William H. Huddleston, IV
Gary Brown
Tim J. Durham
William Kent Coleman
James C. Cope
Terry G. Haynes

Director Nominations

The Company's Nominating Committee is responsible for (i) annually reviewing with the Board of Directors the appropriate skills and characteristics required of members of the Board of Directors, which, at a minimum, include professional integrity, sound judgment, and sufficient time to devote to Board activities; (ii) annually reviewing and determining any specific qualities or skills that one or more directors must possess; (iii) identifying individuals qualified to become directors consistent with the criteria approved by the Board of Directors; (iv) evaluating and considering director candidates proposed by management, any director or any shareholder; and (v) recommending for selection by the Board of Directors director nominees for the next annual meeting of shareholders. The Board of Directors will then review and approve director nominees for the annual meeting of shareholders.

Each potential director nominee is evaluated on the same basis regardless of whether he or she is recommended by management, by a director or by a shareholder. The Board of Directors has not adopted a policy with respect to minimum qualifications for directors. Rather, the Nominating Committee annually reviews and determines the specific qualifications and skills that one or more directors must possess. Each of the nominees for director to be elected at the Meeting was nominated and recommended by the Nominating Committee and approved by the Board of Directors. The Company has not received director nominee recommendations from any shareholders for the term commencing in 2004 and expiring in 2007. The Board of Directors will consider nominees recommended by shareholders, provided that such recommendations comply with the notice, timing and other requirements provided for in the Company's Charter.

The Company's Charter generally provides that shareholders will have the opportunity to nominate directors of the Company if such nominations are made in writing and are delivered to the Secretary of the Company 120 calendar days in advance of the month and day the Company’s proxy statement to shareholders was mailed to shareholders the preceding year; provided however, that if notice of the meeting is given fewer than 40 calendar days before the meeting, such shareholder’s written notice shall be delivered to the Secretary of the Company not later than the close of the tenth calendar day following the day on which notice of the meeting was mailed to shareholders. The notice must set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each nominee, (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee, (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to the Exchange Act, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and (v) as to the shareholder giving such notice (a) his name and address as they appear on the Company's books and (b) the class and number of shares of the Company which are beneficially owned by such shareholder.

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Historically, the Company has not engaged third parties to assist in identifying and evaluating potential director nominees. However, upon approval of the Board of Directors, the Nominating Committee has authority to retain a third party search firm to identify director candidates and to determine the search firm’s fees and retention terms.

Shareholder Communications with Members of the Board

The Company’s Board of Directors has established procedures for the Company’s shareholders to communicate with members of the Board of Directors. Shareholders can communicate with any of the Company’s directors, including the chairperson of any of the committees of the Board of Directors, by writing to a director c/o Cavalry Bancorp, Inc., 114 West College Street, Murfreesboro, Tennessee 37130.

Director Attendance at Annual Meeting

On February 26, 2004, the Board of Directors adopted a policy stating that directors are strongly encouraged to attend the annual meeting of shareholders each year. In order to encourage director attendance at the annual meeting of shareholders, a meeting of the Board of Directors will be held immediately following the annual meeting of shareholders each year. Eight directors attended the 2003 Annual Meeting of Shareholders.

The Company has a Code of Conduct which is applicable to all of the Company’s employees, officers and directors. In addition, the Company has adopted a Code of Ethics for its principal executive officer and other members of senior management, including the Company’s principal financial officers. The Code of Conduct and the Code of Ethics are available on the "Corporate Governance" section of the Company’s website – www.cavb.com . The Company intends to post legally required amendments to, or waivers from, its Code of Conduct and its Code of Ethics (to the extent applicable to the Company’s directors, chief executive officer or principal financial officers) at this location on its website or on a Current Report on Form 8-K as required by applicable law and the NASD’s listing standards.

PROPOSAL – ELECTION OF DIRECTORS

The Company's Board of Directors currently consists of eight members. In accordance with the Company's Charter, the Board is divided into three classes with three-year staggered terms, each class to be as nearly equal in number as possible. At each annual meeting of shareholders, directors of the class whose term of office expires in that year are elected for a three-year term. The nominees for election this year are Ed C. Loughry, Jr., William Kent Coleman and James C. Cope, each of whom is a current member of the Board of Directors of the Company and of the Bank and has consented to serve if re-elected.

It is intended that the proxies solicited by the Board of Directors will be voted FOR the election of the nominees named in the following table. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may adopt a resolution to amend the Bylaws and reduce the size of the Board. At this time the Board of Directors knows of no reason why any nominee might be unavailable to serve.

The Board of Directors recommends a vote "FOR" the election of Messrs. Loughry, Cope and Coleman.

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The following table sets forth certain information regarding the nominees for election at the Meeting as well as information regarding those directors continuing in office after the Meeting.

Name	Age	Year First Elected or Appointed Director (1)	Term to Expire

BOARD NOMINEES
Ed C. Loughry, Jr.	61	1982	2007(2)
William Kent Coleman	49	2000	2007(2)
James C. Cope	54	1992	2007(2)

DIRECTORS WHOSE TERMS CONTINUE

Terry G. Haynes	46	1997	2005
William H. Huddleston, IV	40	1999	2005
Gary Brown	61	1984	2005
Ronald F. Knight	53	1990	2006
Tim J. Durham	50	1986	2006

(1)  Includes prior service on the Board of Directors of the Bank before March 1998, the month and year in which the Company was organized.
(2)  Assuming the individual is elected.

The present principal occupation and other business experience during the last five years of each nominee for election and each director continuing in office is set forth below:

Ed C. Loughry, Jr. joined the Bank in 1968 and currently serves as Chairman of the Board and Chief Executive Officer of the Bank and the Company. Mr. Loughry has served on the Boards of Directors of the Rutherford County Chamber of Commerce, United Way, Heart Fund, the Federal Home Loan Bank of Cincinnati, and the ABA Bank Pac Board. He is currently serving as Past Chairman of the Tennessee Bankers Association. He is also currently serving on the Middle Tennessee Medical Center Board, the HealthSpring Board, the American Bankers Association Board, and the Christy-Houston Foundation. He was selected Business Person of the Year in 1993 and Business Legend in 2000 by the Rutherford County Chamber of Commerce.

William Kent Coleman is an associate in the law office of Rucker, Gilley & Coleman, an Association of Attorneys, in Murfreesboro, Tennessee. Mr. Coleman serves as Tennessee State Representative of the 49 th District. Mr. Coleman is a board member of the Tennessee Cystic Fibrosis Foundation and the Volunteer Behavioral Health Care System.

James C. Cope is a partner in the law firm Murfree, Cope, Hudson & Scarlett in Murfreesboro, Tennessee. Mr. Cope serves as attorney for Rutherford County, Tennessee, the Middle Tennessee Electric Membership Corporation, the Murfreesboro Housing Authority, the Smyrna/Rutherford County Airport Authority and otherwise engages in a general practice of civil law. He is past President of the Middle Tennessee State University Foundation and the Murfreesboro Rotary Club.

Terry G. Haynes is the Chief Executive Officer, General Manager and Chief Operating Officer of Haynes Bros. Lumber Co., a retail building supply dealer located in Murfreesboro, Tennessee. Mr. Haynes is a past Chairman of the Rutherford County Chamber of Commerce.

William H. Huddleston, IV , a professional engineer and registered land surveyor licensed in the State of Tennessee, is the President of Huddleston-Steele Engineering, Inc., in Murfreesboro, Tennessee. Mr. Huddleston currently serves on the City of Murfreesboro Construction Board of Adjustments and Appeals, The Webb School Board of Trustees, and the First United Methodist Church Finance Committee.

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Gary Brown is the owner and President of Roscoe Brown, Inc. in Murfreesboro, Tennessee, Air Care Heating and Cooling in Nashville, Tennessee and Roscoe Brown Heating and Cooling in Tullahoma, Tennessee. Mr. Brown is also a member of the Murfreesboro Water & Sewer Department Board.

Ronald F. Knight joined the Bank in 1972 and currently serves as President and Chief Operating Officer and member of the Board of Directors of the Bank and the Company. Mr. Knight currently serves on the Tennessee Housing Development Agency Board, the Tennessee State Collateral Pool Board, the Board of Directors of Main Street Murfreesboro/Rutherford County, Division Chair of United Way and committee member of the Tennessee Bankers Association and Destination Rutherford. Mr. Knight was selected as the 2002 Business Person of the Year by the Rutherford County Chamber of Commerce and was voted Most Community Minded Business Leader. Previously, he served on the Rutherford County Economic Development Council, the Board of Directors of the Rutherford County Chamber of Commerce (for which he served as Chairman), the Board of Directors of the Tennessee Savings and Loan League (for which he served as Chairman), and the Board of Directors of the Tennessee Bankers Association. Mr. Knight actively supports the American Heart Association and the American Cancer Society and is the Co-Founder of a local charity "Christmas for the Children."

Tim J. Durham is the owner of Durham Realty & Auction, Inc., a real estate and auction service company in Murfreesboro, Tennessee. Mr. Durham is also a partner in D & H Development Co., a commercial and residential developer. Mr. Durham currently serves on the Board of the Rutherford County Chamber of Commerce, the Middle Tennessee Medical Foundation Board and the Murfreesboro Water & Sewer Department Board. He also served on the Murfreesboro Planning Commission for eight years and is a former member of the Murfreesboro Board of Zoning Appeals. Mr. Durham is past President and Director of the Rutherford County Board of Realtors.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors of the Company conducts its business through meetings of the Board and its committees. During the fiscal year ended December 31, 2003, the Board of Directors of the Company held 12 meetings. No director of the Company attended fewer than 75% of the total meetings of the Board and committees on which such person served during this period.

Committees of the Company's Board. The Company's Board of Directors has established Audit, Compensation and Nominating Committees.

The Audit Committee of the Company, is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act which also serves as the Audit Committee of the Bank. The members of the Audit Committee are Directors Durham (Chairman), Huddleston, Coleman and Haynes. None of the members of the Audit Committee are officers or employees of the Company or its affiliates and all of them are "independent" as defined by the current listing standards of the NASD and the rules and regulations of the SEC. In addition, the Company believes that each member of the Audit Committee is able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and statement of cash flows. Each of the members of the Audit Committee also has past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience (including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities) which results in the individual’s financial sophistication.

The Board of Directors has not been able to determine that any member of the Audit Committee meets the standards of an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission. The Board of Directors believes, however, that because each of the members of the Audit Committee has the necessary experience to meet the requirements of the NASD's listing standards that the members of the Audit Committee have the financial expertise necessary to adequately perform the duties and obligations of audit committee members. In making that determination, the Board of Directors particularly considered the size and nature of the Company’s business, the importance of knowledge of the local Rutherford County market and the nature of the professional assistance utilized by the Committee. As such, the Board of Directors has concluded that the appointment of an additional director to the audit committee is not necessary at this time.

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The function of the Audit Committee is: to review and discuss the audited financial statements with management, the internal auditor and the independent auditors; to receive disclosures required by SAS No. 61 and the independence letter from the independent auditors; to engage the independent auditors of the Company; to review the internal audit function, the internal accounting controls and the outside loan review consultants; and to review and approve the internal audit plan. In early 2004, the Board of Directors approved an amendment to the Audit Committee’s written Charter, which specified its responsibilities. See "Audit Committee Report and Independent Auditor Matters" below. The Audit Committee Charter, as amended is attached as Appendix A. The Audit Committee met four times during the year ended December 31, 2003.

The Compensation Committee of the Company also serves as the Compensation Committee of the Bank and consists of Directors Brown (Chairman), Durham, and Cope each of whom is independent within the NASD’s listing standards. The Compensation Committee makes recommendations to the full Board of Directors concerning employee compensation. The Compensation Committee met one time during the year ended December 31, 2003.

During 2003, the Board of Directors established a Nominating Committee, the members of which are to be those independent directors whose terms do not expire at the upcoming annual meeting, to nominate directors for election at this Meeting. The members of the Nominating Committee in 2003 were Messrs. Brown, Durham, Haynes, and Huddleston. For 2004, the members of the Nominating Committee will be Messrs Coleman, Cope, and Durham. The members of the Nominating Committee are independent within the NASD’s listing standards. The Committee met on December 5, 2003, to nominate candidates for election as directors at the meeting. The recommendations of the Committee were reported to the Board of Directors on January 22, 2004. The Nominating Committee met one time during the year ended December 31, 2003 and does not have a written charter.

DIRECTORS’ COMPENSATION

During 2003 all directors of the Company received a monthly retainer of $500. All directors of the Bank, other than the Vice-Chairman of the Board, receive a monthly retainer of $1,800. The Vice-Chairman of the Board receives a monthly retainer of $1,850. Directors receive no additional compensation for attendance at Trust, Audit, Compensation, Nominating, Executive Loan or any other committee meetings. Directors' fees totaled $221,400 for the year ended December 31, 2003.

The 1999 Stock Option Plan (the "SOP"), which was adopted by the Company's shareholders on April 22, 1999, authorized the Compensation Committee to grant options to directors, directors emeritus, and key employees. No options were granted to directors pursuant to the SOP during fiscal year 2003.

Certain directors participate in the Company’s Supplemental Retirement Plan for Directors and Executive Officers described below under "Executive Compensation-Supplemental Retirement Plan." The dollar value of the potential retirement benefit under the Supplemental Retirement Plan allocated to each director for 2003 was as follows: Brown ($22,663), Coleman ($22,013), Cope ($22,089), Knight ($44,566), Haynes ($24,524), Huddleston ($21,247), Loughry ($55,631) and Durham ($20,388).

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following information is furnished for the Chief Executive Officer of the Company and for the four highest paid executive officers of the Company who received salary and bonus in excess of $100,000 for the year ended December 31, 2003 ("Named Executive Officers").

	Annual Compensation (1)			Long-term Compensation Awards Number of Securities Underlying	All Other
Name and Position	Year	Salary	Bonus	Options Awarded	Compensation (2)

Ed C. Loughry, Jr.	2003	$168,000	$54,986	-	$152,543
Chairman of the Board	2002	168,000	37,397	-	135,859
and Chief Executive Officer	2001	168,000	31,382	180,957	74,664
of the Company and the Bank

Ronald F. Knight	2003	150,000	49,095	-	140,750
President and Chief	2002	146,000	32,500	-	122,178
Operating Officer of the	2001	146,000	27,273	143,266	73,256
Company and the Bank

William S. Jones	2003	130,000	42,549	-	99,170
Executive Vice President	2002	120,000	26,712	17,904	79,340
and Chief Administrative	2001	110,000	20,548	23,846	50,043
Officer of the Company
and the Bank

Hillard C. Gardner, CPA	2003	96,000	15,710	-	66,143
Senior Vice President	2002	94,500	10,518	-	55,560
and Chief Financial Officer	2001	94,500	8,826	23,846	49,646
of the Company and the Bank

David W. Hopper	2003	95,000	15,547	-	69,397
Senior Vice President	2002	93,500	10,407	-	57,171
Trust Department of the	2001	93,500	8,733	18,846	49,410
Bank

_______________
(1)  The aggregate amount of perquisites and other personal benefits was less than 10% of the total annual salary and bonus reported.
(2)  For fiscal 2003, Mr. Loughry’s Other Compensation included director fees ($27,600), market value of stock allocated under the ESOP ($50,659), employer paid 401(k) matching contributions ($12,000), supplemental retirement plan contributions ($55,631) and employer paid medical, dental, term life, and disability insurance premiums ($6,653). For fiscal 2003, Mr. Knight’s Other Compensation included director fees ($27,600), market value of stock allocated under the ESOP ($50,602), employer paid 401(k) matching contributions ($12,000), supplemental retirement plan contributions ($44,566) and employer paid medical, dental, term life, and disability insurance premiums ($5,982). For fiscal 2003, Mr. Jones’ Other Compensation included market value of stock allocated under the ESOP ($45,996), employer paid 401(k) matching contributions ($10,949), supplemental retirement plan contributions ($36,728) and employer paid medical, dental, term life, and disability insurance premiums ($5,497). For fiscal 2003, Mr. Gardner’s Other Compensation included market value of stock allocated under the ESOP ($31,693), employer paid 401(k) matching contributions ($7,346), supplemental retirement plan contributions ($22,100) and employer paid medical, dental, term life, and disability insurance premiums ($5,004). For fiscal 2003, Mr. Hopper’s Other Compensation included market value of stock allocated under the ESOP ($32,037), employer paid 401(k) matching contributions ($7,419), supplemental retirement plan contributions ($24,901) and employer paid medical, dental, term life, and disability insurance premiums ($5,040).

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Option Grants in 2003

No options were granted to the named executive officers in 2003.

Aggregated Option Exercises is Last Fiscal Year and Fiscal 2003 Year-End Option Values

The following table sets forth certain information with respect to stock options issued to the Named Executive Officers pursuant to the SOP at December 31, 2003:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL 2003 YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options Held at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003 ($)(1)

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Ed C. Loughry, Jr.	-	-	72,378	108,577	$553,616	$830,479

Ronald F. Knight	-	-	57,304	85,962	$438,304	$657,502

William S. Jones	-	-	13,116	28,634	$89,693	$176,489

Hillard C. Gardner	-	-	9,536	14,310	$72,938	$109,453

David W. Hopper	-	-	7,536	11,310	$57,641	$86,507
____________________
(1)   Based on the closing price of the Common Stock on The NASDAQ Stock Market at December 31, 2003 of $17.68 per share. Value is calculated on the basis of the difference between the closing price and the option exercise price, multiplied by the number of shares of common stock underlying the option.

Employment Agreements. The Company and the Bank (collectively, the "Employers") have entered into three-year employment agreements ("Employment Agreements") with Messrs. Loughry and Knight (individually, the "Executive"). Under the Employment Agreements, the current salary levels for Messrs. Loughry and Knight are $168,000 and $150,000, respectively, which amounts are paid by the Bank and may be increased at the discretion of the Board of Directors or an authorized committee of the Board. On each anniversary of the commencement date of the Employment Agreements, the term of each agreement may be extended for an additional year at the discretion of the Board of Directors. The agreements are terminable (1) by the Employers at any time, (2) by the Executive if, among other things; the Executive is assigned duties inconsistent with his initial position, duties, responsibilities and status, or (3) upon the occurrence of certain events specified by federal regulations. In the event that an Executive's employment is terminated without cause or upon the Executive's voluntary termination following the occurrence of an event described in the preceding sentence, the Bank would be required to honor the terms of the agreement through the expiration of the current term, including payment of current cash compensation and continuation of employee benefits.

The Employment Agreements provide for severance payments and other benefits in the event of involuntary termination of employment in connection with any change in control of the Employers. Severance payments also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, the Executive is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The term "change in control" is defined in the agreement as having occurred when, among other things, (a) a person other than the Company purchases shares of Common Stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, such that individuals who were directors at the beginning of any 24-month period do not constitute a majority of the Board of Directors at the end of such period, or (d) shareholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets, or a plan of partial or complete liquidation.

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The maximum value of the severance benefits under the Employment Agreements is 2.99 times the Executive's average annual compensation during the five-year period preceding the effective date of the change in control (the "base amount"). Such amounts will be paid in a lump sum within ten business days following the termination of employment. Had a change in control of the Employers occurred in 2003, Messrs. Loughry and Knight would be entitled to payments of approximately $1,252,033 and $1,081,588, respectively. Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), provides that severance payments that equal or exceed three times the individual's base amount are deemed to be "excess parachute payments" if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the Employers would not be entitled to deduct the amount of such excess payments.

The Employment Agreements restrict each Executive's right to compete against the Employers for a period of one year from the date of termination of the agreement if an Executive voluntarily terminates employment, except in the event of a change in control.

Severance Agreements. The Employers have entered into two-year severance agreements ("Severance Agreements") with Messrs. Jones, Gardner and Hopper (the "Other Executives"). On each anniversary of the commencement date of the Severance Agreements, the term of each agreement may be extended for an additional year at the discretion of the Bank’s Board of Directors.

The Severance Agreements provide for severance payments and continuation of insured employee welfare benefits in the event of involuntary termination of employment in connection with any change in control of the Employers. In the event of termination due to a change in control, the Bank shall pay each of the Other Executives a lump sum equal to the greater of (i) one-twelfth of the applicable Other Executive’s annual compensation times the number of years of employment, or (ii) the Other Executive’s annual compensation. Severance payments and benefits also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, an officer is assigned duties inconsistent with his position, duties, responsibilities and status immediately prior to such change in control. The term "change in control" is defined in the Severance Agreements as having occurred when, among other things, (a) a person other than the Company purchases shares of Common Stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, such that individuals who were directors at the beginning of any 24-month period do not constitute a majority of the Board of Directors at the end of such period, or (d) shareholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets, or a plan of partial or complete liquidation.

Assuming that a change in control of the Employers had occurred in 2003, Messrs. Jones, Gardner and Hopper would be entitled to payments of approximately $255,882, $326,064 and $179,943, respectively.

Supplemental Retirement Plan. During the first quarter of 2002, the Company adopted a nonqualified, noncontributory Supplemental Retirement Plan (the "Retirement Plan") for certain of the directors and executive officers of the Company and the Bank. The Retirement Plan is designed to provide for supplemental retirement and death benefits for participants without material impact on the Company’s earnings. Generally, the Retirement Plan provides benefits to the participants in the following manner. The Company invests in and is the owner of single premium life insurance policies on the life of each participant and is the beneficiary of the policy value (the amount equal to the premiums paid by the Company plus the compound interest accrued on such premiums). When a participant retires, the accumulated gains on the policy allocated to such participant, if any, will be distributed to the participant in equal installments for 15 years (the "Primary Benefit"). In addition, any annual gains after the retirement date of the participant will be distributed on an annual basis for the lifetime of the participant (the "Secondary Benefit"). The Primary Benefit and Secondary Benefit payments are taxable to the participant.

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The Retirement Plan also provides the participants with life insurance coverage, which is a percentage of the net death proceeds for the policy, if any, applicable to the participant. Net death proceeds are equal to the amount of death proceeds in excess of the policy value. The participant’s beneficiary receives the net death proceeds, and the Company receives the policy value (which is equal to the premiums paid plus the compound interest on such premiums). The life insurance proceeds are not taxable to the Company or the participant’s beneficiary.

The Retirement Plan contains provisions that provide for certain accelerated payments upon a change of control of the Company. If a participant ceases to be an employee or director of the Bank prior to his normal retirement date but after a change of control, the Company will be obligated to pay the retirement benefits accrued under the Retirement Plan for the participants calculated as if the participant has reached his or her normal retirement age with the Company. It is anticipated that the plan will have no material impact on the Company’s future earnings.

COMPENSATION COMMITTEE MATTERS

Report of the Compensation Committee. Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's and the Bank's Chief Executive Officer and Named Executive Officers. Insofar as no separate compensation is currently paid by the Company, the Compensation Committee of the Bank (the "Committee"), at the direction of the Board of Directors of the Company, has prepared the following report for inclusion in this proxy statement.

The Compensation Committee of the Bank's Board of Directors is responsible for establishing and implementing all compensation policies of the Bank and its subsidiaries. The Committee is also responsible for evaluating the performance of the Chairman and the President of the Company and the Bank and approving an appropriate compensation level. The President evaluates the performance of the Executive Vice President and certain Senior Vice Presidents of the Company and the Bank and recommends to the Committee individual compensation levels for approval by the Committee.

The Committee believes that a compensation plan for executive officers should take into account management skills, long-term performance results and shareholders' returns. The principals underlying compensation policies are: (1) to attract and retain key executives who are highly qualified and are vital to the long-term success of the Bank and its subsidiaries; (2) to provide levels of compensation competitive with those offered throughout the banking industry; (3) to motivate executives to enhance long-term shareholder value by helping them build their ownership in the Company; and (4) to integrate the compensation program with the Bank's long-term strategic planning and management process.

The Bank's current compensation plan involves a combination of salary and bonuses to reward short-term performance, and stock options under the SOP to encourage long-term performance. The Supplemental Retirement Plan was added in 2002 to provide additional retirement security. The salary levels of executive officers are designed to be competitive within the banking and financial services industries. Independent compensation surveys, such as The SNL Executive Compensation Review, are periodically used to review the compensation levels of management as compared with peers with comparable responsibilities in other financial institutions.

The Annual Incentive Plan (the "Plan") is based on annual performance of the Bank. The Plan is designed to provide for bonuses based upon the Company’s return on equity as a percentage of salary for corporate officers. The multiple for Chairman Loughry, President Knight and Executive Vice President Jones is 32.73, while the multiple for Senior Vice Presidents is 16.37 and the multiple for all other corporate officers is 10.91. In addition, the Committee will sometimes award an additional cash bonus to individuals who provided exemplary service that was beneficial to the long-term goals of the Bank.

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During the fiscal year ended December 31, 2003, the base salary of Ed C. Loughry, Jr., Chairman and Chief Executive Officer of the Company and the Bank, was $168,000, plus an incentive bonus of $54,986. In determining the salary of Mr. Loughry, the Compensation Committee took into account all other forms of compensation, which such executive receives from the Company, including directors’ fees and various pension, health and life insurance benefits. The Committee believes the current compensation of Mr. Loughry is appropriate based on competitive salary surveys and the performance of the Company and the Bank.

On the recommendation of the Compensation Committee, the Board of Directors approved a one-year extension of the Employment Agreements and Severance Agreements described above.

Compensation Committee

Gary Brown, Chairman
Tim J. Durham
James C. Cope

The foregoing report of the Compensation Committee does not constitute soliciting material and shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Compensation Committee Interlocks and Insider Participation. During 2003, the following directors served as the Compensation Committee: Gary Brown, Tim J. Durham and James C. Cope. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee. No executive officer of the Company or the Bank has served as a director of another entity, one of whose executive officers served on the Compensation Committee. No executive officer of the Company or the Bank has served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or the Bank.

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Performance Graph. The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the NASDAQ Index (U.S. Companies) and the SNL Bank Index.

	Period Ending

Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

Cavalry Bancorp, Inc.	100.00	114.09	74.75	82.10	97.05	130.31
NASDAQ - Total US	100.00	185.95	113.19	89.65	61.67	92.90
SNL Bank Index	100.00	96.92	114.46	115.61	106.01	143.00

*
Source: SNL Financial LC, Charlottesville, VA                                                      (434) 977-1600
© 2004

AUDIT COMMITTEE REPORT and INDEPENDENT AUDITOR MATTERS

The Audit Committee operates pursuant to a written Charter approved by the Company’s Board of Directors.

The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of the Company. The Audit Committee Charter sets out the responsibilities, authority and specific duties of the Audit Committee. The Charter specifies, among other things, the structure and membership requirements of the Committee, as well as the relationship of the Audit Committee to the independent accountants, the internal audit department, and management of the Company. The Company’s independent auditors, Rayburn, Betts and Bates, P.C., are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

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Report of the Audit Committee.   In connection with the specific activities performed by the Committee in its oversight role, it has issued the following report as of February 27, 2004:

(1)  The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2003 with the Company's management.
(2)  The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 (Communications with Audit Committees) as amended by Statement of Auditing Standards No. 90 (Audit Committee Communications).
(3)  The Audit Committee has received from the independent accountants, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee , (i) a written disclosure, indicating all relationships, if any, between the independent auditor and its related entities and the Company and its related entities which, in the auditor’s professional judgment, reasonably may be thought to bear on the auditor’s independence, and (ii) a letter from the independent auditor confirming that, in its professional judgment, it is independent of the Company; and the Audit Committee has discussed with the auditor the auditor’s independence from the Company.

Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.
The Audit Committee:

Tim J. Durham, Chairman
William H. Huddleston, IV
Terry G. Haynes
William Kent Coleman

The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

RELATIONSHIP WITH PRINCIPAL ACCOUNTANTS

The Audit Committee of the Board of Directors of the Company has selected Rayburn, Betts and Bates, P.C. to serve as independent auditors for the current fiscal year. A representative of Rayburn, Betts and Bates, P.C. will be present at the Meeting and will have an opportunity to speak and to answer appropriate questions from the Company's shareholders.

During the years ended December 31, 2003 and December 31, 2002, the Company was billed the aggregate fees set forth below by Rayburn, Betts and Bates, P.C., the Company's principal accountant:

	2003	2002

Audit Fees [1]	$ 94,500	$ 80,900
Audit-Related Fees [2]	11,000	20,412
Tax Fees [3]	8,000	9,474
All Other Fees [4]	3,000	4,214

Total Fees	$ 116,500	$ 115,000

(footnotes on following page)

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  Audit Fees include fees related to the annual independent audit of the Company's financial statements and reviews of the Company's annual report on Form 10-K and quarterly reports on Form 10-Q.
  Audit-Related Fees include fees related to the audit of the Bank’s 401(k) Plan and the Bank’s Employee Stock Ownership Plan in 2002 and 2003 and for 2002 includes assistance with the accounting issues related to the termination of the Bank’s Management Recognition Plan, the Bank's Supplemental Retirement Plan and the acquisition of an insurance agency.
  Tax Fees include fees related to tax return preparation and other tax related assistance, planning and advice.
  All Other Fees include fees related to performance of agreed upon procedures related to the Bank's Trust Department.

The Audit Committee also has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent auditor to the Company. The policy requires that all services Rayburn, Betts and Bates, P.C., the Company’s independent auditor, may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Audit Committee approved all audit and non-audit services provided by Rayburn, Betts and Bates, P.C. during fiscal 2003 prior to Rayburn, Betts and Bates, P.C. performing such services.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms it has received and written representations provided to the Company by the above referenced persons, the Company believes that during the fiscal year ended December 31, 2003, all filing requirements applicable to its reporting officers, directors and greater than 10% shareholders were properly and timely complied with.

CERTAIN TRANSACTIONS

At December 31, 2003, loans to directors and executive officers, any member of the immediate family of a director or executive officer, any corporation or organization of which any director and executive officer is an executive officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities or any trust or other estate in which a director or executive officer has a substantial beneficial interest or for which the director or executive officer serves as a trustee totaled approximately $6.7 million. All loans or extensions of credit to those persons or entities above were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons or entities, except for loans made pursuant to programs generally available to all employees, and do not involve more than the normal risk of repayment or present other unfavorable features.

The wife and son of the Company’s Chairman and Chief Executive Officer, Ed C. Loughry, Jr. are employed by Cavalry Banking. Mrs. Loughry supervises the Cavalry Consulting Division of the Bank. During 2003, Mrs. Loughry’s salary and bonus totaled $93,092. Mrs. Loughry’s Other Compensation included market value of stock allocated under the ESOP ($23,015), employer paid 401(k) matching contributions ($5,798) and employer paid medical, dental, term life, and disability insurance premiums ($4,111). Mr. Loughry’s son, Cannon, is a Vice President and Cavalry Banking’s Chief Information Technology Officer.  During 2003 his salary and bonus totaled $75,419.  His Other Compensation included market value of stock allocated under the ESOP ($17,816), employer paid 401(k) matching contributions ($4,524) and employer paid medical, dental, term life, and disability insurance premiums ($4,157).

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OTHER MATTERS

The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without additional compensation. The Company has retained Mellon Investor Services LLC, South Hackensack, NJ, 07660 to perform the broker search and distribution for a fee of $500, plus reimbursable expenses. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners.

The Company's Annual Report to Shareholders has been mailed to shareholders of record as of the close of business on the Voting Record Date. Any shareholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in the Company's proxy solicitation materials for next year's Annual Meeting of Shareholders, or to be considered at such meeting, even if not included in the proxy solicitation materials, a shareholder proposal to take action at such meeting must be submitted in writing to Ira B. Lewis, Jr., Corporate Secretary, at the Company's main office at 114 West College Street, Murfreesboro, Tennessee 37130, no later than the close of business on November 20, 2004. Any such proposals shall be subject to the requirements of the proxy solicitation rules adopted under the Exchange Act.

FORM 10-K

A copy of the Company's Form 10-K for the fiscal year ended December 31, 2003, excluding certain exhibits, as filed with the SEC will be furnished without charge to persons who were shareholders as of the close of business on the Voting Record Date upon written request to Ira B. Lewis, Jr., Corporate Secretary, Cavalry Bancorp, Inc., 114 West College Street, Murfreesboro, Tennessee 37130. The Company's Annual Report on Form 10-K and various other filings it makes with the SEC also may be accessed at www.sec.gov or through the Company's web site at www.cavb.com .

                BY ORDER OF THE BOARD OF DIRECTORS

                                                      IRA B. LEWIS, JR.
                SECRETARY
Murfreesboro, Tennessee
March 15, 2004

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Appendix A
AMENDED AND RESTATED
AUDIT COMMITTEE CHARTER

Statement of Policy

The audit committee is a committee of the board of directors. Its primary function is to assist the board in fulfilling its oversight responsibilities over the accounting and financial reporting processes of the Company and the audits of the financial statements by reviewing the financial information, which will be provided to the shareholders and others, the systems of internal control over financial reporting which management and the board of directors have established, and the audit process.

Responsibilities

The responsibilities of the audit committee are to ensure the directors and shareholders that the accounting and financial reporting processes of the corporation are in accordance with all requirements and are of the highest quality. In addition, the responsibilities of the audit committee shall include all of the responsibilities set forth in Rule 10A-3(b)(2), (3), (4), and (5) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to effectively respond to changing conditions.

In meeting its responsibilities, the audit committee is expected to:

1.  Provide an open avenue of communication between the internal auditors, the independent accountant and the board of directors.
2.  Review, reassess the adequacy of, and update, if necessary, the audit committee’s charter annually.
3.  The audit committee shall be directly responsible for the appointment, compensation, retention, evaluation and oversight of the work of the independent accountant (including resolution of disagreements between management and the independent accountant regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and the independent accountant shall report directly to the audit committee.
4.  Approve the appointment, replacement, reassignment, or dismissal of the officer in charge of internal auditing.
5.  Confirm and assure the independence of the internal auditor and the independent accountant. The audit committee shall approve in advance all permissible non-audit services, including tax services.
6.     Inquire of management, the officer in charge of internal auditing, and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.
7.     Consider, in consultation with the independent accountant and the officer in charge of internal auditing, the audit scope and plan of the internal auditors and the independent accountant.
8.     Review with the officer in charge of internal auditing and the independent accountant the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.
9.     Consider and review with the independent accountant and the officer in charge of internal auditing:
(a)  The adequacy of the Company’s internal control over financial reporting, including computerized information system controls and security.
(b)  Any related significant findings and recommendations of the independent accountant and internal auditing together with management’s responses thereto.
10.   Review with management and the independent accountant at the completion of the annual audit:
(a)  The Company’s annual financial statements and related footnotes.
(b)  The independent accountant’s audit of the financial statements and his or her report thereon.
(c)  Any significant changes required in the independent accountant’s audit plan.

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(d)  All critical accounting policies and practices.
(e)  All alternative treatments of financial information within generally accepted accounting principles, the ramifications of such alternatives and the method preferred by the independent accountant.
(f)   All relationships between the Company and the independent accountant that may impact the objectivity and independence of the independent accountants, including the length of service of the lead partner and any concurring review partner(s).
(g)  All other material written communications between the independent accountant and management, including any management letters.
(h)  Any serious difficulties or disputes with management encountered during the course of the audit. The audit committee shall resolve all such disputes.
(i)    Other matters related to the conduct of the audit, which are to be communicated to the audit committee under generally accepted auditing standards.
11.  Management, including the chief executive officer and chief financial officer, shall review and evaluate each quarter the Company’s disclosure controls and procedures that are designed to ensure that the information required to be disclosed in the Company's reports that it files with the Securities and Exchange Commission is recorded, processed, summarized and reported in a timely manner and report their findings of such review and evaluation to the audit committee and to the independent accountant. Management, including the chief executive officer and the chief financial officer shall also (i) review and evaluate each quarter the Company's internal control over financial reporting and report to the audit committee and the independent accountant whether there have been any changes in the Company's internal control over financial reporting during the quarter that materially affected or are reasonably likely to materially affect the Company's internal control over financial reporting and any corrective actions undertaken, if any, as a result of the discovery of such changes; and (ii) disclose to the audit committee and the independent accountant any fraud, whether or not material, discovered by management during its quarterly reviews that involves management or other employees who have significant roles in the Company’s internal control over financial reporting.
12.  Consider and review with management and the officer in charge of internal auditing:
(a)  Significant findings during the year and management’s responses thereto.
(b)  Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.
(c)  Any changes required in the planned scope of their audit plan.
(d)  The internal auditing department staffing.
13.  Have the independent accountant conduct a SAS 71 Interim Financial Review prior to the filing of the Company’s quarterly reports on Form 10-Q. The audit committee will review the report of the SAS 71 review, along with the Company’s quarterly report on Form 10-Q, including the Company’s quarterly unaudited financial statements and the disclosures under "Management’s Discussion and Analysis of Financial Condition and Results of Operation" with management, the independent accountant and the internal auditors prior to the filing of that report with the SEC. The audit committee will also review with management, the independent accountant and the internal auditors the selection, application and disclosure of critical accounting policies and practices used in the quarterly unaudited financial statements and will also review with the chief executive officer and chief financial officer their certifications in and/or accompanying such report.
14.  Review and discuss annually with the independent accountant the matters required to be discussed by SAS 61 and SAS 90 as amended or supplemented. Review with management, the independent accountant, and the officer in charge of internal auditing the Company’s annual financial statements and following such review, recommend to the full board of directors that such audited financial statements be included in the annual report on Form 10-K filed with the SEC. The audit committee will also review the disclosures in the Form 10-K, including those under "Management’s Discussion and Analysis of Financial Condition and Results of Operations," including the portion addressing the Company's critical account policies, with management, the independent accountant and the internal auditors prior to the filing of the report with the SEC. The audit committee will also review with the chief executive officer and chief financial officer their certifications in and/or accompanying such report.

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15.  Review policies and procedures with respect to officer’s expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent accountant.
16.  The audit committee shall have authority to engage and pay (at the Company’s expense) independent counsel or other advisors, if it deems the engagement of such persons appropriate.
17.  Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received from regulators.
18.  Meet with the officer in charge of internal auditing, the independent accountant, and management in separate executive sessions to discuss any matters that the audit committee or these groups believe should be discussed privately with the audit committee.
19.  The audit committee shall establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
20.  The audit committee shall review and approve all related party transactions, as provided under applicable NASDAQ rules.
21.  The audit committee shall establish policies, consistent with the rules and regulations of NASDAQ and federal and state law, for the Company’s hiring of employees or former employees (or their family members) of the independent accountant who were engaged as the Company’s accountant.
22.  Report audit committee actions to the board of directors with such recommendations, as the audit committee may deem appropriate.
23.  Prepare a report for inclusion in the Company's proxy statement that complies with the rules and regulations of the Securities and Exchange Commission and that describes the audit committee’s composition and responsibilities, and how they were discharged.
24.  The audit committee shall have the power to conduct or authorize investigations into any matters within the audit committee’s scope of responsibilities. The audit committee shall be empowered to retain, and compensate, independent counsel, accountants, or others to assist it in the performance of its duties, to include conducting any investigation the committee determines necessary.
25.  The audit committee shall meet at least four times a year or more frequently as circumstances require. The audit committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.
26.  The audit committee will perform such other functions as assigned by law, the Company’s charter or bylaws, or the board of directors.

Composition

The audit committee shall be comprised of three or more directors as determined by the board of directors, each of whom shall be independent, as defined by applicable NASDAQ rules and all applicable federal and state regulation and legislation, including Rule 10A-3 of the Exchange Act, and free from any relationship that, in the opinion of the board of directors, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a member of the audit committee. All members of the audit committee shall have a working familiarity with basic finance and accounting practices and be able to read and understand fundamental financial statements, including a Company's balance sheet, income statement and cash flow statement. At least one member of the audit committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The audit committee shall also consider whether one of its members qualifies as an "audit committee financial expert" as defined by the Securities and Exchange Commission. Audit committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or outside consultants.

The members of the audit committee shall be elected by the board of directors at the annual organizational meeting of the board of directors and shall serve until their successors shall be duly elected and qualified.

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